UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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HANSEN NATURAL CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HANSEN NATURAL CORPORATION

550 Monica Circle, Suite 201

Corona, California 92880

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2008

April 25, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Hansen Natural Corporation (the “Company”) to be held on Thursday, June 5, 2008 at 3:00 p.m. local time, at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882 (the “Annual Meeting”). In addition to the specific matters to be voted on at the meeting that are listed in the accompanying notice, there will be a report on the Company’s business and an opportunity for stockholders of the Company to ask questions.

I hope that you will be able to join us.  Your vote is important to us and to our business.  I encourage you to sign and return your proxy card, or call the toll free number or use the Internet by following the instructions included with your proxy card, so that your shares will be represented and voted at the meeting whether or not you plan to attend.  If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

HANSEN NATURAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2008

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hansen Natural Corporation (“Hansen” or the “Company”) will be held on Thursday, June 5, 2008 at 3:00 p.m. local time, at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882 (the “Annual Meeting”), for the following purposes:

1.                                       To elect seven directors to serve until the 2009 annual meeting of stockholders of the Company.

2.                                       To ratify the appointment of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2008.

3.                                       To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders accompanying this Notice.  Only stockholders of the Company of record at the close of business on April 14, 2008 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

We will make available a list of stockholders as of the close of business on April 14, 2008, for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. local time on June 5, 2008, at the Company’s principal place of business, 550 Monica Circle, Suite 201, Corona, CA 92880.  This list will also be available to stockholders at the Annual Meeting.

All stockholders of the Company are cordially invited to attend the Annual Meeting in person.  However, to assure your representation at the Annual Meeting, you are urged to mark, sign date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote over the Internet or by telephone.  You may revoke your voted proxy at any time prior to the Annual Meeting or vote in person if you attend the Annual Meeting.

A copy of the Company’s Annual Report to Stockholders of the Company is enclosed.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors
Corona, California
April 25, 2008

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.  IN ADDITION TO VOTING IN PERSON, SHAREHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. YOU MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED.  PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER HOLDER OF RECORD AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FORM FROM THAT RECORD HOLDER.

IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2008.

The SEC has adopted new rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to stockholders.  For this proxy statement, we have chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this proxy statement online, we are also mailing a full set of our proxy materials to our stockholders.  Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail.  The Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2007 are available at http://ww3.ics.adp.com/streetlink/hans.

HANSEN NATURAL CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of Hansen Natural Corporation (“Hansen” or the “Company”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held Thursday, June 5, 2008 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company.  The Annual Meeting will be held at the Ayres Suites Corona West, located at 1900 W. Frontage Road, Corona, California 92882.  The Company’s principal place of business is 550 Monica Circle, Suite 201, Corona, CA 92880.  In this proxy, unless the context requires otherwise, references to “we”, “our”, or “us” refer to Hansen.

On or about April 25, 2008, we mailed to our stockholders a printed copy of the proxy materials.

Notice of Internet Availability of Proxy Materials

In accordance with the “notice and access” rule recently adopted by the U.S. Securities and Exchange Commission, or SEC, we are making the proxy materials available to all or our stockholders on the Internet, available at http://ww3.ics.adp.com/streetlink/hans.

Record Date, Outstanding Voting Securities

Holders of record of common stock at the close of business on April 14, 2008 are entitled to notice of, and to vote at, the meeting.  Each share is entitled to one vote. There are no other outstanding voting securities of the Company.  As of the record date, 93,440,891 shares of the Company’s common stock were issued and outstanding (the “Common Stock”). There are no other outstanding voting securities of the Company.

Revocability of Proxies

Signing and returning your proxy card or submitting your proxy via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting and your shares are registered in your name.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date, via the Internet, telephone, or by mail, or by attending the meeting and voting in person.

Quorum

The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card.

Voting

In accordance with the Company’s by-laws:

•                  Directors shall be elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares of Common Stock entitled to vote in the election at the Annual Meeting; and

•                  The ratification of Deloitte & Touche LLP as independent auditors shall be by the affirmative vote of the majority of the votes cast on the proposal in person or by proxy at the Annual Meeting; and

in each case, provided a quorum is present.  Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.  No stockholder shall be entitled to cumulate votes.

How to Vote

Your vote is very important and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card, voting instruction form (from your bank or broker), or the instructions that you received through electronic mail. There are three convenient ways of submitting your vote:

• Voting by Internet — You can vote via the Internet by visiting the website noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

• Voting by telephone — You can also vote your shares by telephone by calling the toll free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.

• Voting by mail — If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the enclosed postage-paid envelope.

The deadline for Internet or telephone voting is 11:59 p.m. Eastern Time on June 4, 2008. If you vote by telephone or the Internet, you do not need to return your proxy card. Signing and returning your proxy card or submitting your proxy via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting and your shares are registered in your name. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Solicitation

The cost of soliciting proxies will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  In addition to solicitation by use of the mail or via the Internet, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or letter.

Principal Stockholders and Security Ownership of Management

The following table sets forth, as of the most recent practical date, March 17, 2008, the beneficial ownership of the Company’s Common Stock of (a) those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock; (b) each of the Company’s directors and nominees for director; and (c) the Company’s executive officers and all of the Company’s current directors and executive officers as a group:

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner*	Beneficial Ownership		Class
Brandon Limited Partnership No. 1[1]	1,306,920		1.3%
Brandon Limited Partnership No. 2[2]	8,013,336		8.1%
Hilrod Holdings, L.P.	4,280,000		4.3%
HRS Holdings, L.P.	800,000		0.8%
Hilrod Holdings II, L.P.	457,552		0.5%
Hilrod Holdings III, L.P.	840,000		0.9%
The RCS 2007 GRAT	300,000		0.3%
Franklin Resources[3]	6,176,985		6.3%
Artisan Partners Limited Partnership[4]	6,441,422		6.5%

Rodney C. Sacks	18,337,532	[5]	18.6%
Hilton H. Schlosberg	18,026,308	[6]	18.3%
Mark Hall	474,400	[7]	** %
Thomas Kelly	59,200	[8]	** %
Sydney Selati	37,500	[9]	** %
Norman Epstein	23,200	[10]	** %
Harold Taber	23,200	[11]	** %
Benjamin Polk	9,600	[12]	** %
Mark Vidergauz	9,600	[13]	** %

Officers and Directors as a group (9 members: 21,302,732 shares or 21.57% in aggregate).

* Except as noted otherwise, the address for each of the named stockholders is 550 Monica Circle, Suite 201, Corona, California 92880.

** Less than 1%

1 The mailing address of Brandon Limited Partnership No. 1 (“Brandon No. 1”) is 56 Conduit Street, London W1S2YZ England. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

2 The mailing address of Brandon Limited Partnership No. 2 (“Brandon No. 2”) is 56 Conduit Street, London W1S2YZ England. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

3 The mailing address of this reporting person is One Franklin Parkway San Mateo, CA 94403-1906.

4 The mailing address of this reporting person is 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202.

5 Includes 11,224 shares of Common Stock owned by Mr. Sacks; 1,306,920 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1’s general partners; 8,013,336 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2’s general partners; 800,000 shares beneficially held by HRS Holdings, LP because Mr. Sacks is one of HRS Holdings’ general partners; 4,280,000 shares beneficially held by Hilrod Holdings L.P. because Mr. Sacks is one of Hilrod Holdings’ general partners; 457,552 shares beneficially held by Hilrod Holdings II, L.P. because Mr. Sacks is one of Hilrod Holdings II’s general partners; 840,000 shares beneficially held by Hilrod Holdings III, L.P. because Mr. Sacks is one of Hilrod Holdings III’s general partners and 300,000 shares beneficially held by The Rodney C. Sacks 2007 Grantor Retained Annuity Trust.  Also includes options presently exercisable to purchase 160,000 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $0.53 per share, granted pursuant to a stock option agreement dated February 2, 1999 between the Company and Mr. Sacks; options presently exercisable to purchase 448,176 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.45 per share, granted pursuant to a stock option agreement dated July 12, 2002 between the Company and Mr. Sacks; options presently exercisable to purchase 860,324 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.53 per share, granted pursuant to a stock option Agreement dated May 28, 2003 between the Company and Mr. Sacks; options presently exercisable or that will become exercisable on or before May 16, 2008 to purchase 620,000 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $6.59 per share, granted pursuant to a stock option agreement dated March 23, 2005 between the Company and Mr. Sacks; and options presently exercisable to purchase 240,000 shares of Common Stock, out of options to purchase a total of 600,000 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Sacks.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 11,224 shares of Common Stock; (ii) 2,328,500 shares presently exercisable under the stock option agreements; (iii) 42,800 shares beneficially held by Hilrod Holdings L.P. because Mr. Sacks is one of Hilrod Holdings’ general partners; (iv) 8,000 shares beneficially held by HRS Holdings, L.P. because Mr. Sacks is one of HRS Holdings’ general partners; (v)  4,576 shares beneficially held by Hilrod Holdings II, L.P. because Mr. Sacks is one of Hilrod Holdings II’s general partners and (vi) 8,400 shares beneficially held by Hilrod Holdings III, L.P. because Mr. Sacks is one of Hilrod Holdings III’s general partners.

6 Includes 1,306,920 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1’s general partners; 8,013,336 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2’s general partners; 800,000 shares beneficially held by HRS Holdings, LP because Mr. Schlosberg is one of HRS Holdings’ general partners; 4,280,000 shares beneficially held by Hilrod Holdings L.P. because Mr. Schlosberg is one of Hilrod Holdings’ general partners; 457,552 shares of Common Stock beneficially held by Hilrod Holdings II, L.P. because Mr. Schlosberg is one of Hilrod Holdings II’s general partners and 840,000 shares of Common Stock beneficially held by Hilrod Holdings III, L.P. because Mr. Schlosberg is one of Hilrod Holdings III’s general partners. Also includes options presently exercisable to purchase 160,000 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $0.53 per share, granted pursuant to a stock option agreement dated February 2, 1999 between the Company and Mr. Schlosberg; options presently exercisable to purchase 448,176 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.45 per share, granted pursuant to a stock option agreement dated July 12, 2002 between the Company and Mr. Schlosberg; options presently exercisable to purchase 860,324 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.53 per share, granted pursuant to a stock option agreement dated May 28, 2003 between the Company and Mr. Schlosberg; options presently exercisable or that will become exercisable on or before May 16, 2008 to purchase 620,000 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $6.59 per share, granted pursuant to a stock option agreement dated March 23, 2005 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 240,000 shares of Common Stock, out of options to purchase a total of 600,000 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Schlosberg.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 2,328,500 shares presently exercisable under the stock option agreements; (ii) 42,800 shares beneficially held by Hilrod Holdings L.P. because Mr. Schlosberg is one of Hilrod Holdings’ general partners; (iii) 8,000 shares beneficially held by HRS Holdings, L.P. because Mr. Schlosberg is one of HRS Holdings’ general partners; (iv) 4,576 shares beneficially held by Hilrod Holdings II, L.P. because Mr. Schlosberg is one of Hilrod Holdings II’s general partners and (v) 8,400 shares beneficially held by Hilrod Holdings III, L.P. because Mr. Schlosberg is one of Hilrod Holdings III’s general partners.

7 Includes 104,000 shares of Common Stock owned by Mr. Hall; options presently exercisable to purchase 32,000 shares of Common Stock, out of options to purchase a total of 160,000 shares, exercisable at $0.45 per share, granted pursuant to a stock option agreement dated July 12, 2002 between the Company and Mr. Hall; options presently exercisable to purchase 16,000 shares of Common Stock, out of options to purchase a total of 80,000 shares, exercisable at $0.45 per share, granted pursuant to a stock option agreement dated July 12, 2002 between the Company and Mrs. Christine Hall; options presently exercisable to purchase 96,000 shares of Common Stock, out of options to purchase a total of 480,000 shares, exercisable at $1.02 per share, granted pursuant to a stock option agreement dated January 15, 2004 between the Company and Mr. Hall; options presently exercisable to purchase 24,000 shares of Common Stock, out of options to purchase a total of 120,000 shares, exercisable at $1.02 per share, granted pursuant to a stock option agreement dated January 15, 2004 between the Company and Mrs. Christine Hall; options presently exercisable to purchase 2,400 shares of Common Stock, out of options to purchase a total of 12,000 shares, exercisable at $12.43 per share, granted pursuant to a stock option agreement dated November 1, 2005 between the Company and Mrs. Christine Hall; options presently exercisable or that will become exercisable on or before May 16, 2008 to purchase 160,000 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $6.59 per share, granted pursuant to a stock option agreement dated March 23, 2005 between the Company and Mr. Hall; options presently exercisable to purchase 20,000 shares of Common Stock, out of options to purchase a total of 100,000 shares, exercisable at $10.95 per share, granted pursuant to a stock option agreement dated September 28, 2005 between the Company and Mr. Hall and options presently exercisable to purchase 20,000 shares of Common Stock, out of options to purchase a total of 100,000 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Hall.

8 Includes options presently exercisable to purchase 16,000 shares of Common Stock, out of options to purchase a total of 80,000 shares, exercisable at $0.45 per share, granted pursuant to a stock option agreement dated July 12, 2002 between the Company and Mr. Kelly; options presently exercisable to purchase 40,000 shares of Common Stock, out of options to purchase a total of 200,000 shares, exercisable at $1.48 per share, granted pursuant to a stock option agreement dated January 15, 2004 between the Company and Mr. Kelly and options presently exercisable to purchase 3,200 shares of Common Stock, out of options to purchase a total of 8,000 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Kelly.

9 Includes 5,500 shares of Common Stock owned by Mr. Selati and options presently exercisable to purchase 32,000 shares of Common Stock, out of options to purchase a total of 96,000 shares, exercisable at $3.23 per share, granted pursuant to a stock option agreement dated November 5, 2004 between the Company and Mr. Selati.

10 Includes 4,000 shares beneficially held by Shoreland Investments because Mr. Epstein is one of Shoreland Investment’s general partners and options presently exercisable or that will become exercisable on or before May 16, 2008 to purchase 19,200 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Epstein.

11 Includes 4,000 shares of Common Stock owned by Mr. Taber and options presently exercisable or that will become exercisable on or before May 16, 2008 to purchase 19,200 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Taber.

12 Includes options presently exercisable or that will become exercisable on or before May 16, 2008 to purchase 9,600 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Polk.

13 Includes options presently exercisable or that will become exercisable on or before May 16, 2008 to purchase 9,600 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a stock option agreement dated November 11, 2005 between the Company and Mr. Vidergauz.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file by specific dates with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.  The Company is required to report in this proxy statement any failure of its directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the most recent fiscal year or prior fiscal years.

To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than ten percent stockholders were complied with.

Deadline for Receipt of Stockholder Proposals

It is presently intended that next year’s Annual Meeting will be held in June of 2009. Pursuant to Rule 14a-8 of the Exchange Act and the Company’s By-Laws, proposals of stockholders, including nominations of candidate directors, of the Company which are intended to be presented by such stockholders at next year’s Annual Meeting must be received by the Company no earlier than February 6, 2009 and no later than March 7, 2009 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.  Additionally, any stockholder proposal for the 2009 Annual Meeting that is submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) of the Exchange Act if it is not submitted to the Company on or before February 6, 2009.  Proxies for that meeting may confer discretionary authority to vote on any untimely proposal without express discretion from the stockholders giving the proxies.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors (the “Board of Directors” or the “Board”) is currently comprised of seven members, each of whom is a director nominee to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below, all of whom are presently directors of the Company.  In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy.  The Company is not aware of any nominee who will be unable or expects to decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

The names of the nominees, and certain biographical information about them, are set forth below.

Name	Age	Position

Rodney C. Sacks[1]	58	Chairman of the Board of Directors and Chief Executive Officer
Hilton H. Schlosberg[1]	55	Vice Chairman of the Board of Directors, Chief Financial Officer, Chief Operating Officer and Secretary
Benjamin M. Polk	57	Director
Norman C. Epstein[2,3,4]	67	Director
Sydney Selati[2,3]	69	Director
Harold C. Taber, Jr.[2,4]	69	Director
Mark S. Vidergauz[3]	54	Director

1  Member of the Executive Committee of the  Board of Directors

2  Member of the Audit Committee of the Board of Directors

3  Member of the Compensation Committee of the Board of Directors

4  Member of the Nominating Committee of the Board of Directors

Set forth below is a description of each nominee’s principal occupation and business background during the past five years.

Rodney C. Sacks – Chairman of the Board of Directors of the Company, Chief Executive Officer and director of the Company from November 1990 to the present.  Member of the Executive Committee of the Board of Directors of the Company since October 1992.  Chairman and a director of Hansen Beverage Company (“HBC”) from June 1992 to the present.

Hilton H. Schlosberg – Vice Chairman of the Board of Directors of the Company, President, Chief Operating Officer, Secretary, and a director of the Company from November 1990 to the present and Chief Financial Officer of the Company since July 1996.  Member of the Executive Committee of the Board of Directors of the Company since October 1992. Vice Chairman, Secretary and a director of HBC from July 1992 to the present.

Benjamin M. Polk – Director of the Company from November 1990 to the present.  Assistant Secretary of HBC since October 1992 and a director of HBC since July 1992.  Partner with Schulte Roth & Zabel LLP1 since May 2004 and previously a partner with Winston & Strawn LLP where Mr. Polk practiced law with that firm and its predecessors, from August 1976 to May 2004.

Norman C. Epstein – Director of the Company and member of the Compensation Committee of the Board of Directors of the Company since June 1992 and member of the Nominating Committee of the Board of Directors of the Company since September 2004.  Member and Chairman of the Audit Committee of the Board of Directors of the Company since September 1997.  Director of HBC since July 1992.  Director of Integrated Asset Management Limited, a company listed on the London Stock Exchange since June 1998.  Managing Director of Cheval Property Finance PLC, a mortgage finance company based in London, England.  Partner with Moore Stephens, an international accounting firm, from 1974 to December 1996 (senior partner beginning 1989 and the managing partner of Moore Stephens, New York from 1993 until 1995).

Sydney Selati – Director of the Company and member of the Audit Committee of the Board of Directors since September 2004 and member of the Compensation Committee of the Board of Directors since March 2007.  Mr. Selati was a director of Barbeques Galore Ltd. From 1997 to 2005 and was Chairman of the Board of Directors of Barbeques Galore USA from 1988 to 2005.  Mr. Selati was president of Sussex Group Limited from 1984 to 1988.

Harold C. Taber, Jr. – Director of the Company since July 1992.  Member of the Audit Committee of the Board of Directors since April 2000 and member of the Nominating Committee of the Board of Directors of the Company since September 2004.  President and Chief Executive Officer of HBC from July 1992 to June 1997.  Consultant for The Joseph Company from October 1997 to March 1999 and for Costa Macaroni Manufacturing Company from July 2000 to January 2002.  Director of Mentoring at Biola University from July 2002 to present.

Mark S. Vidergauz – Director of the Company and member of the Compensation Committee of the Board of Directors of the Company since June 1998.  Member of the Audit Committee of the Board of Directors from April 2000 through May 2004.  Managing Director and Chief Executive Officer of Sage Group LLC from April 2000 to present.  Managing director at the Los Angeles office of ING Barings LLC, a diversified financial service institution headquartered in the Netherlands from April 1995 to April 2000.

1Mr. Polk and his law firm, Schulte Roth & Zabel LLP, serve as counsel to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board (the “Audit Committee”) has appointed Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2008.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

MANAGEMENT

Board Meetings and Committees

The Board is comprised of Messrs. Rodney C. Sacks, Hilton H. Schlosberg, Benjamin M. Polk, Norman C. Epstein, Sydney Selati, Harold C. Taber, Jr. and Mark S. Vidergauz. The Board held five meetings during the fiscal year ended December 31, 2007.  All directors attended each meeting.  The Board has affirmatively determined that Messrs. Epstein, Taber, Vidergauz and Selati are independent, as that term is defined in the NASDAQ Marketplace Rules and SEC rules. The Board does not have a policy requiring the attendance by the directors at the Annual Meeting. All of the directors attended the 2007 Annual Meeting, which was held on November 9, 2007.

The Audit Committee during the fiscal year ended December 31, 2007 was comprised of Norman C. Epstein (Chairman), Harold C. Taber, Jr. and Sydney Selati.  The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.hansens.com.  The Audit Committee held nine meetings during 2007. The Audit Committee last met in February 2008 in connection with the review of the Company’s financial statements for the fiscal year ended December, 31, 2007.  See “Audit Committee” below for more information.

The Compensation Committee, comprised of Norman C. Epstein, Mark S. Vidergauz and Sydney Selati (member since March 2007), held five meetings during the fiscal year ended December 31, 2007.  The Compensation Committee has sole and exclusive authority to grant stock option awards to all employees and consultants who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act.  The Compensation Committee and the Executive Committee of the Board each independently has the authority to grant awards to new hires who are not Section 16 employees. The Compensation Committee does not have a charter.  See “Compensation Discussion and Analysis-Long Term Incentive Program” and “Compensation Committee” below for more information.

The Board established a Nominating Committee of the Board (the “Nominating Committee”) in September 2004 comprised of Norman C. Epstein and Harold C. Taber, Jr. and adopted a Nominating Committee Charter which is available on our website at www.hansens.com.  The Nominating Committee did not meet during 2007.  See “Nominating Committee” below for more information.

The Executive Committee of the Board (the “Executive Committee”) comprised of Rodney C. Sacks and Hilton H. Schlosberg held fourteen formal meetings during the fiscal year ended December 31, 2007.  The Executive Committee manages and directs the business of the Company between meetings of the Board.  The Compensation Committee and the Executive Committee of the Board each independently has the authority to grant awards to new hires who are not Section 16 employees. Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee. See “Compensation Discussion and Analysis-Long Term Incentive Program.”

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation program for Named Executive Officers listed in the summary compensation table on the following pages, whom we refer to as our NEOs, is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate our executive talent, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the levels that are deemed essential to ensure our success. The program is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit and to link rewards to measurable corporate and qualitative individual performance.  In applying these principles we seek to integrate compensation programs with our short and long term strategic plans and to align the interests of the NEOs with the long term interests of stockholders through award opportunities that can result in ownership of stock.

Compensation Program Components

The compensation programs for our NEOs are generally administered by or under direction of the Compensation Committee (in the case of Rodney Sacks, the Chairman and Chief Executive Officer, and Hilton Schlosberg, the President and Chief Financial Officer), and the Executive Committee (in the case of the other NEOs) and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable and continue to achieve the goals set out in our compensation philosophy. On January 1, 2007, we implemented a new policy regarding the issuance of stock options, which is discussed below.

During the fourth quarter of 2007, the Compensation Committee retained Mercer (US) Inc., an independent compensation consultant, to make recommendations to the Board with respect to the compensation payable to outside directors, future compensation payable to Rodney Sacks and Hilton Schlosberg and the discretionary cash bonus to be paid to each of them with respect to the 2007 calendar year.  Neither we nor our Compensation Committee have retained a compensation consultant to review policies and procedures with respect to other executive compensation or to advise the Company on general compensation matters.  While we do not set compensation at set percentage levels relative to the market, we do seek to provide salary, incentive compensation opportunities and employee benefits that are competitive within the consumer products industry and within the labor markets in which we participate.

Our NEO compensation currently has three primary components:  base compensation or salary, discretionary annual bonus, and stock option awards granted pursuant to our Hansen Natural Corporation 2001 Stock Option Plan, which we refer to as the 2001 Stock Option Plan, which is described below under “Long Term Incentive Programs.”

Each of the primary components of NEO compensation is discussed below:

Setting Executive Compensation

We view all components of compensation as related but distinct.  We do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components.  We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarks gathered through our recruiting and retention experience, our view of internal equity and consistency and other considerations we deem relevant such as rewarding performance.  We believe that stock option awards should be granted for future performance and are an important compensation related motivator to attract and retain executives and that salary and discretionary bonus levels are secondary considerations to our NEOs.  Except as described herein, neither our Compensation Committee nor our Executive Committee have adopted any formal or informal policies or guidelines for allocating compensation between short term and long term and current compensation between cash and non-cash compensation.  However, our Compensation Committee and Executive Committee’s respective philosophy is to make a greater percentage of our NEO’s compensation performance rewarded through equity rather than cash if we perform well over time.  Each element of compensation is determined differently for each individual NEO based on specific facts and circumstances applicable at the time and to that specific NEO.

Our Compensation Committee and Executive Committee’s current intent is to perform at least annually a strategic review of our NEO’s compensation to determine whether they have provided adequate incentives and motivation to our NEOs and whether they adequately compensate our NEOs relative to comparable officers in other companies with which we compete for executives.  These companies may or may not be public companies or even consumer product, food or beverage companies.  For compensation decisions, including decisions regarding the grant of equity compensation relating to NEOs, other than our Chairman and Chief Executive Officer and President and Chief Financial Officer, the Compensation Committee specifically considers recommendations from the Executive Committee.

Base Salary

Base salaries for our NEOs are established based on the scope of their respective responsibilities, taking into account competitive market compensation paid by other companies for individuals in similar positions, which is principally gathered through our recruiting and retention experience.  Generally, in line with our compensation philosophy, we believe that NEO base salaries should be targeted near the median (but without any fixed formula) of the range for individuals in like positions with similar responsibilities.  We fix NEO base compensation at levels which we believe enable us to hire and retain individuals in a competitive environment and to reward satisfactory performance at an acceptable level based upon contributions to our overall business goals.  Base salaries are generally reviewed annually, but may be adjusted from time to time to realign salaries with market levels, taking into account such individual’s responsibilities, performance and experience.  In reviewing base salaries, we consider several factors, including cost of living increases, levels of responsibility, experience, a comparison to base salaries paid for comparable positions within the consumer products industry and within the labor markets in which we participate, which is principally gathered through our recruiting and retention experience, as well as our own base salaries for other executives and qualitative review of individual performance and results achieved.  The annual review usually occurs in the first quarter of each calendar year and has been completed for fiscal 2007.  We may also utilize input on base salaries from executive search firms when making crucial hiring decisions.

Discretionary Annual Bonus

We provide incentive compensation to our NEOs in the form of discretionary annual cash bonuses based on qualitative review of individual and company-wide financial and operational performance and/or results, consistent with our emphasis on pay-for-performance incentive compensation programs. These parameters vary depending on the individual executive, but relate generally to strategic factors such as sales, distribution levels, introduction of new products, operating performance, contribution margins and profitability. However, these parameters are used only as a broad guide of overall performance and we do not use a fixed formula for determination of discretionary annual cash bonuses with respect to our NEOs.  In addition, we analyze the proposed discretionary annual bonus amounts both as a percentage of base salary and in comparison to those amounts paid in previous fiscal years  We generally utilize discretionary cash bonuses to reward performance achievements for the time horizon of one year or less.

The actual amount of the discretionary annual bonus is determined and paid in the first quarter following a qualitative review of each NEO’s individual performance and contribution to our strategic goals during the prior year.

The Compensation Committee determines the discretionary annual bonuses for Rodney Sacks and Hilton Schlosberg and the Executive Committee (comprised of the Chairman and Chief Executive Officer and President and Chief Financial Officer) determines the discretionary annual bonuses for the other NEOs. The discretionary annual bonuses for fiscal 2007 have been determined.

Long Term Incentive Program

We believe that long term performance is achieved through an ownership culture that encourages superior performance by our NEOs through the use of stock option awards. Our stock option plans have been established to provide our NEOs with incentives to further align their interests with the interests of the stockholders. Grants under stock option plans vest over a number of years, generally up to 5 years.

Our 2001 Stock Option Plan authorizes us to grant options to purchase shares of Common Stock to our employees.  The Compensation Committee is the administrator of the Stock Option Plan and is authorized to grant stock options to employees thereunder.  The Executive Committee is also authorized to grant options thereunder.  Stock option grants are made to key employees when they are hired and from time to time thereafter, as well as on occasion following a significant change in their job responsibilities.  Prior to 2007, stock option grants were generally made to existing NEOs at periodic intervals at the discretion of the Compensation Committee or the Executive Committee. None of our NEOs were awarded any stock option grants during 2007.  On September 18, 2007, the Board adopted an amendment to the 2001 Stock Option Plan (the “2001 Amended Option Plan”), which was approved by the stockholders of the Company on November 9, 2007 and provides, among other items, that stock options may be granted to Consultants (as such term is defined in the Amended Plan) as well as to Employees.

Effective January 1, 2007, we implemented a new policy regarding the issuance of stock options.  Under the new procedures, the Compensation Committee has sole and exclusive authority to grant stock option awards to all employees who are not new hires and to all new hires who are subject to Section 16 of the Exchange Act.  The Compensation Committee and the Executive Committee of the Board each independently has the authority to grant awards to new hires who are not Section 16 employees. Awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee. For purposes of these procedures, a new hire means: (i) an employee who is commencing employment with the Company or its subsidiaries; or (ii) an employee who is receiving a promotion to a new position with the Company or one of its subsidiaries.  The grant date of any award to a new hire shall be the first day that NASDAQ is open in the calendar month following the employee’s commencement of employment or the date of the employee’s promotion (as the case may be). Other than awards to new hires, awards may only be granted at one or more meetings held during the last two weeks of May and November of each year. The grant date of any award granted at a May or November meeting shall be the first day that NASDAQ is open in June following such May meeting, or December following such November meeting (as the case may be). The new procedures also require certain same day documentation.

During the fourth quarter of 2007, we amended our written procedures regarding the granting of stock options to conform to the 2001 Amended Option Plan.  The amendments to the written procedures, provide, among other items, that stock options may be granted to Consultants (as such term is defined in the Amended Plan) as well as to Employees.

Although no stock option awards were granted to our NEOs during 2007, stock option awards remain an important part of our overall compensation mix.  We refrained from making additional stock option awards in 2007 in light of the previously reported review of the Company’s stock option granting practices and the delayed completion and filing of the Company’s financial statements.  We anticipate resuming granting stock option awards to our NEOs as per our written procedures regarding the granting of stock options.

The Compensation Committee will review and approve stock option awards to our NEOs based upon a review of compensation data principally gathered through our recruiting and retention experience, its qualitative assessment of individual performance, a review of each executive’s long term incentives and retention considerations.

Other Compensation

Certain NEOs who are parties to employment agreements will continue to be subject to such agreements in their current form until such time as the Compensation Committee determines in its discretion that revisions to such employment agreements are advisable. Current employment agreements have not been changed during their respective terms.  In addition, we intend to continue to maintain our current benefits and perquisites for our NEOs, which include automobile and benefit premiums, among other perquisites.  However, the Compensation Committee in its discretion may revise, amend or add to such NEOs benefits and prerequisites if it deems it advisable. We believe these benefits and perquisites are currently in line with those provided by comparable companies within the consumer products industry and within the labor markets in which we participate for similarly situated executives, based principally on information gathered through our recruiting and retention experience.

Employee Benefit Plans

Our employees, including our NEOs, are entitled to various employee benefits which include medical and dental care plans, car allowances, other allowances, group life, disability, 401(k) plan as well as paid time off.

401(k) Plan

Our employees, including our NEOs, may participate in our 401(k) Plan, a defined contribution plan, which qualifies under Section 401(k) of the Internal Revenue Code.  Participating employees may contribute up to 15% of their pretax salary up to statutory limits.  We contribute 25% of the employee contribution, up to 8% of each employee’s earnings, which vests 20% each year for five years after the first anniversary date.

Separation and Change in Control Arrangements

Certain of our NEO’s, per the terms of their respective employment agreements and/or employment offer letters and/or amendments to conditions of employment and/or stock option agreements, are eligible for certain benefits and/or payments if there is a change in control and/or employment terminates following a change in control, as described under “Potential Payments Upon Termination or Change in Control” beginning on page 19.

We believe these arrangements are an important part of overall compensation and will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, notwithstanding any concern that they may have at such time regarding their own continued employment. In addition, we believe that these arrangements are an important recruitment and retention device.

SUMMARY COMPENSATION TABLE

On August 8, 2005, our common stock was split on a two-for-one basis through a 100% stock dividend.  On July 7, 2006 our common stock was split on a four-for-one basis through a 300% stock dividend. All share information has been presented to reflect the stock splits.

The following table summarizes the total compensation of our NEOs in 2007.  During the year ended December 31, 2007, our NEOs were Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Kirk S. Blower and Thomas J. Kelly.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (A)	Total ($)
Rodney C. Sacks	2007	289,423	250,000	—	2,102,150	—	—	49,407	2,690,980
Chairman, CEO and Director	2006	275,000	125,000	—	2,135,420	—	—	41,602	2,577,022

Hilton H. Schlosberg Vice-Chairman, CFO, COO,	2007	289,423	250,000	—	2,102,150	—	—	32,262	2,673,835
President, Secretary and Director	2006	275,000	125,000	—	2,135,420	—	—	31,217	2,566,637

Mark J. Hall President Monster Beverage	2007	269,231	250,000	—	1,057,856	—	—	22,793	1,599,880
Division	2006	250,000	200,000	—	1,063,339	—	—	20,288	1,533,627

Kirk S. Blower Senior Vice President, Juice and Non-Carbonated Products -	2007	143,731	4,000	—	20,872	—	—	18,060	186,663
Warehouse Division	2006	140,000	20,000	—	22,179	—	—	16,527	198,706

Thomas J. Kelly	2007	169,615	50,000	—	44,011	—	—	20,668	284,294
Vice President Finance	2006	160,000	40,000	—	51,010	—	—	21,437	272,447

(1)   The amounts represent the current year unaudited compensation expense for all share-based payment awards based on estimated fair values, computed in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), excluding any impact of assumed forfeiture rates.  We record compensation expense for employee stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes-Merton option pricing formula with the following assumptions: 0% dividend yield; 60.7% expected volatility; 4.3% risk free interest rate; 5.5 years expected lives and 0% forfeiture rate.

(A) ALL OTHER COMPENSATION

Name	Year	Automobile ($)	401(k) Match ($)	Benefit Premiums ($)	Health Club Memberships ($)	Total
Rodney C. Sacks	2007	33,122	5,125	9,378	1,782	49,407
	2006	25,771	4,710	9,429	1,692	41,602

Hilton H. Schlosberg	2007	16,064	4,490	10,175	1,533	32,262
	2006	15,261	4,710	9,854	1,392	31,217

Mark J. Hall	2007	13,272	4,077	5,444	—	22,793
	2006	10,566	4,077	5,645	—	20,288

Kirk S. Blower	2007	9,476	3,140	5,444		18,060
	2006	8,337	3,022	5,168	—	16,527

Thomas J. Kelly	2007	8,822	3,651	8,195		20,668
	2006	8,103	3,480	9,854	—	21,437

Discussion of Summary Compensation Table:

Agreements with named Executive Officers:

Rodney C. Sacks.  We entered into an employment agreement dated as of June 1, 2003 with Rodney C. Sacks pursuant to which Mr. Sacks renders services as our Chairman and Chief Executive Officer. Under his employment agreement, Mr. Sacks’ annual base salary was $230,000 for the seven month period ending December 31, 2003, increased to $245,000 per annum for the 12 month period ending December 31, 2004 and increases by a minimum of five percent (5%) for each subsequent 12 month period during the employment period. Mr. Sacks is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits.  The employment period commenced on June 1, 2003 and ends on December 31, 2008.  We have granted Mr. Sacks an option, subject to time based vesting, to purchase 1,200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated May 28, 2003, an option to purchase 1,200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated March 23, 2005 and an option to purchase 600,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated November 11, 2005. Under his employment agreement, Mr. Sacks is subject to a confidentiality covenant and a six-month post-termination non-competition covenant.  The severance provisions in Mr. Sacks’ employment agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below.

Hilton H. Schlosberg.  We entered into an employment agreement dated as of June 1, 2003 with Hilton H. Schlosberg pursuant to which Mr. Schlosberg renders services as our President and Chief Financial Officer. Under his employment agreement, Mr. Schlosberg’s annual base salary was $230,000 for the seven month period ending December 31, 2003, increased to $245,000 per annum for the 12 month period ending December 31, 2004 and increases by a minimum of five percent (5%) for each subsequent 12 month period during the employment period.  Mr. Schlosberg is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits.  The employment period commenced on June 1, 2003 and ends on December 31, 2008.  We have granted Mr. Schlosberg an option, subject to time based vesting, to purchase 1,200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated as May 28, 2003, an option to purchase 1,200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated March 23, 2005 and an option to purchase 600,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated November 11, 2005. Under his employment agreement, Mr. Schlosberg is subject to a confidentiality covenant and a six-month post-termination non-competition covenant.  The severance provisions in Mr. Schlosberg’s employment agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below.

Mark J. Hall.  On January 21, 1997 Mr. Hall executed our written offer of employment.  The written offer of employment specifies that Mr. Hall’s employment with us is “at will” and thus may be terminated at any time for any or no reason.  Mr. Hall’s base compensation was $270,000 as of December 31, 2007. Mr. Hall is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits.  Since January 1, 1999, we have granted Mr. Hall an option, subject to time based vesting, to purchase 160,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated July 12, 2002, an option to purchase 480,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated January 15, 2004, an option to purchase 800,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated March 23, 2005, an option to purchase 100,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated September 28, 2005 and an option to purchase 100,000 shares of common stock (post-split) pursuant to a stock option agreement dated November 11, 2005.

Kirk S. Blower.  On January 18, 2008, Mr. Blower retired from his position with the Company as its Senior Vice President Warehouse Division and was subsequently hired on a commission/hourly basis on January 28, 2008. Mr. Blower’s employment is “at will” and thus may be been terminated at any time for any or no reason.  Mr. Blower’s base compensation was $144,000 as of December 31, 2007 and he was eligible to receive a bonus, subject to review by our Executive Committee. Since January 1, 1999, we had granted Mr. Blower an option, subject to time based vesting, to purchase 100,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated February 2, 1999, an option to purchase 100,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated July 12, 2002, an option to purchase 100,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated January 15, 2004 and an option to purchase 8,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated November 11, 2005.  Pursuant to Mr. Blower’s retirement on January 18, 2008, his unvested options were deemed canceled, released and extinguished.

Thomas J. Kelly.  Mr. Kelly’s employment is “at will” and thus may be terminated at any time for any or no reason.  Mr. Kelly’s base compensation was $170,000 as of December 31, 2007.  Mr. Kelly is eligible to receive an annual bonus in an amount determined at the discretion of our Executive Committee as well as certain fringe benefits. Since January 1, 1999, we have granted Mr. Kelly an option, subject to time based vesting, to purchase 80,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated February 2, 1999, an option to purchase 80,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated July 12, 2002, an option to purchase 200,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated January 15, 2004 and an option to purchase 8,000 shares of Common Stock (post-split) pursuant to a stock option agreement dated November 11, 2005.

GRANTS OF PLAN-BASED AWARDS

No plan-based awards were granted to our NEOs during the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by our NEOs at December 31, 2007.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rodney C. Sacks	2/2/1999	160,000	—		—	0.53125	2/2/2009	—	—	—	—
	7/12/2002	448,476	—		—	0.44625	7/12/2012	—	—	—	—
	5/28/2003	620,324	240,000	(1)	—	0.53125	5/28/2013	—	—	—	—
	3/23/2005	380,000	720,000	(2)	—	6.58750	3/23/2015	—	—	—	—
	11/11/2005	240,000	360,000	(3)	—	16.87000	11/11/2015	—	—	—	—
Hilton H.	2/2/1999	160,000	—		—	0.53125	2/2/2009	—	—	—	—
Schlosberg	7/12/2002	448,176	—		—	0.44625	7/12/2012	—	—	—	—
	5/28/2003	620,324	240,000	(1)	—	0.53125	5/28/2013	—	—	—	—
	3/23/2005	380,000	720,000	(2)	—	6.58750	3/23/2015	—	—	—	—
	11/11/2005	240,000	360,000	(3)	—	16.87000	11/11/2015	—	—	—	—
Mark J. Hall	7/12/2002	32,000	—		—	0.44625	7/12/2012	—	—	—	—
	1/15/2004	—	192,000	(4)	—	1.01875	1/15/2014	—	—	—	—
	3/23/2005	—	480,000	(5)	—	6.58750	3/23/2015	—	—	—	—
	9/28/2005	20,000	60,000	(6)	—	10.94750	9/28/2015	—	—	—	—
	11/11/2005	20,000	60,000	(7)	—	16.87000	11/11/2015	—	—	—	—
Kirk S. Blower	1/15/2004	—	40,000	(8)	—	1.01875	1/15/2014	—	—	—	—
	11/1/2005	1,600	4,800	(9)	—	12.42750	11/1/2015	—	—	—	—
Thomas J. Kelly	7/12/2002	16,000	—		—	0.44625	7/12/2012	—	—	—	—
	1/15/2004	—	80,000	(10)	—	1.48250	1/15/2014	—	—	—	—
	11/11/2005	3,200	4,800	(11)	—	16.87000	11/11/2015	—	—	—	—

(1)   Vest as follows: 240,000 on January 1, 2008

(2)   Vest as follows: 240,000 on March 23, 2008; 240,000 on March 23, 2009; 240,000 on March 23, 2010

(3)   Vest as follows: 120,000 on November 11, 2008; 120,000 on November 11, 2009, 120,000 on November 11, 2010

(4)   Vest as follows: 96,000 on January 15, 2008; 96,000 on January 15, 2009

(5)   Vest as follows: 160,000 on March 23, 2008; 160,000 on March 23, 2009; 160,000 on March 23, 2010

(6)   Vest as follows: 20,000 on September 28, 2008; 20,000 on September 28, 2009; 20,000 on September 28, 2010

(7)   Vest as follows: 20,000 on November 11, 2008; 20,000 on November 11, 2009; 20,000 on November 11, 2010

(8)   Vest as follows: 20,000 on January 15, 2008; 20,000 unvested options are deemed canceled, released and extinguished pursuant to Mr. Blower’s retirement on January 18, 2008

(9)   4,800 unvested options are deemed canceled, released and extinguished pursuant to Mr. Blower’s retirement on January 18, 2008

(10) Vest as follows: 40,000 on January 15, 2008; 40,000 on January 15, 2009

(11) Vest as follows: 1,600 on November 11, 2008; 1,600 on November 11, 2009; 1,600 on November 11, 2010

OPTION EXERCISES AND STOCK VESTED

The following table summarizes exercise of stock options by our NEOs during the Company’s fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rodney C. Sacks	811,500	$37,030,100	—	—
Hilton H. Schlosberg	811,500	37,030,100	—	—
Mark J. Hall	328,000	14,550,080	—	—
Kirk S. Blower	41,600	1,876,160	—	—
Thomas J. Kelly	40,000	1,808,000	—	—

PENSION BENEFITS

We do not maintain or make contributions to a defined benefit plan for any employees.

NON QUALIFIED DEFERRED COMPENSATION

None of our NEOs participated or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.  The Compensation Committee, which is comprised solely of “outside directors” as defined for the purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers or other employees with non-qualified defined contribution or deferred compensation benefits should they deem such benefits appropriate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the NEOs in the event of a termination of employment or a change of control.  The following tables and narrative disclosure summarize the potential payments to each NEO assuming that one of the events listed in the tables below occurs.  The tables assume that the event occurred on December 31, 2007, the last day of our fiscal year.

Key Employment Agreement and Stock Option Agreement Definitions

For purposes of the employment agreements with Mr. Sacks and Mr. Schlosberg described  in this section, cause, (under which we may terminate their employment),  is defined as (i) an act or acts of dishonesty or gross misconduct on the executive’s part which result or are intended to result in material damage to our business or reputation or (ii) repeated material violations by the executive of his obligations relating to his position and duties which violations are demonstrably willful and deliberate on the executives part and which result in material damage to our business or reputation and as to which material violations our Board has notified the executive in writing.

For purposes of the employment agreements with Mr. Sacks and Mr. Schlosberg described in this section, constructive termination, (under which they may terminate their employment), is defined as (i) without the written consent of the executive, (A) the assignment to the executive of any duties inconsistent in any substantial respect with the executive’s position, authority or responsibilities as contemplated by the position and duties described in his employment agreement, or (B) any other substantial adverse change in such position, including titles, authority or responsibilities; (ii) any failure by us to comply with any of the provisions of his employment agreement, other than an insubstantial or inadvertent failure remedied by us promptly after receipt of notice thereof given by the executive; (iii) our requiring the executive without his consent to be based at any office location outside of Orange County, California except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any failure by us to obtain the assumption and agreement to perform the employment agreement by a successor as contemplated by Section 13(b) of the employment agreement, provided that the successor has had actual written notice of the existence of the respective employment agreement and its terms and an opportunity to assume our responsibilities under the employment agreement during a period of 10 business days after receipt of such notice.

For purposes of the employment agreements with Mr. Sacks and Mr. Schlosberg described in this section, disability is defined as disability which would entitle the executive to receive full long-term disability benefits under our long-term disability plan, or if no such plan shall then be in effect, any physical or mental disability or incapacity which renders the executive incapable of performing the services required of him in accordance with his obligations under Section 5 of the employment agreement for a period of more than 120 days in the aggregate during any 12-month period during the Employment Period.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg described in this section, change in control is defined as (i) the acquisition of “Beneficial Ownership” by any person (as defined in rule 13(d)–3 under the Exchange Act), corporation or other entity other than us or a wholly owned subsidiary of 20% or more of our outstanding stock, (ii) the sale or disposition of substantially all of our assets, or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg described in this section, cause, (under which we may terminate their employment), is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or drug or alcohol abuse; and good reason, (under which they may terminate their employment), is defined as a reduction in the individual’s compensation or benefits, the individual’s removal from his current position or the assignment to the individual of duties or responsibilities that are inconsistent with the dignity, importance or scope of his position with us.

For purposes of all the stock option agreements described in this section, total disability is defined as the complete and permanent inability of the executive to perform all his duties of employment with us.

For purposes of the employment offer letters with Mr. Hall described in this section, cause, (under which we may terminate employment), shall mean an act of dishonesty, or reasons which justify summary dismissal.

For purposes of the stock option agreements with Mr. Hall described in this section, change in control is generally defined as (i) the acquisition of “Beneficial Ownership” by any person (as defined in Rule 13(d)–3 under the Exchange Act ), corporation or other entity other than us or a wholly owned subsidiary of ours of 50% or more of our outstanding stock, (ii) the sale or disposition of substantially all of our assets, or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Hall, Mr. Blower and Mr. Kelly described in this section, cause, (under which we may terminate their employment), is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or satisfactorily perform his duties of employment, insubordination or drug or alcohol abuse.

Rodney C. Sacks

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability and Termination by the Executive for Constructive Termination ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	290,000	290,000	—	280,193	—
Vacation	22,307	22,307	22,307	22,307	—
Benefit Plans	9,378	15,666	—	15,666	—
Automobile	33,122	33,122	—	33,122	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	5,203,828	5,203,828
Total	354,807	361,095	22,307	5,555,116	5,203,828

(a)          Under his employment agreement, upon termination due to death or disability, Mr. Sacks, or his legal representative, is entitled to continuation of base salary, employee plan benefits for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)         Under his employment agreement, upon termination by us for cause or voluntary termination by Mr. Sacks, Mr. Sacks is entitled to payment for only accrued vacation.

(c)          Under his employment agreement, upon termination by us without cause and termination by Mr. Sacks for constructive termination i.e. for good cause, or if we elect not to renew the employment agreement, Mr. Sacks is entitled to the present value of his base salary for the period through December 31, 2008, or through the date which is twelve months from the date of termination, whichever period is longer, at the rate in effect on the date of termination, discounted at the interest rate payable on one year Treasury Bills in effect on the day that is 30 business days prior to the date of termination. In addition, Mr. Sacks is entitled to continuation of all benefit plans and automobile benefits for the period from the date of termination to December 31, 2008, or through the date which is twelve months from the date of termination, whichever period is longer.  Also, in the case of termination without cause, Mr. Sacks is entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination.  In addition, under Mr. Sacks’ stock option agreements, if Mr. Sacks’ employment is terminated by us without cause or by Mr. Sacks for good reason, all stock option awards shall immediately become exercisable in their entirety.

(d)         Under Mr. Sacks’ stock option agreements, upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may, with the consent of Mr. Sacks, be purchased by the Company for cash at a price equal to the fair market value less the purchase price payable by Mr. Sacks to exercise the options for one (1) share of our Common Stock multiplied by the number of shares of Common Stock which Mr. Sacks has the option to purchase.

Hilton H. Schlosberg

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability and Termination by the Executive for Constructive Termination ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	290,000	290,000	—	280,193	—
Vacation	22,307	22,307	22,307	22,307	—
Benefit Plans	10,175	16,208	—	16,208	—
Automobile	16,065	16,065	—	16,065	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	5,203,828	5,203,828
Total	338,547	344,580	22,307	5,538,601	5,203,828

(a)          Under his employment agreement, upon termination due to death or disability, Mr. Schlosberg, or his legal representative, is entitled to continuation of base salary, employee plan benefits for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)         Under his employment agreement, upon termination by us for cause or voluntary termination by Mr. Schlosberg, Mr. Schlosberg is entitled to payment for only accrued vacation.

(c)          Under his employment agreement, upon termination by us without cause and termination by Mr. Schlosberg for constructive termination i.e. for good cause, or if we elect not to renew the employment agreement, Mr. Schlosberg is entitled to the present value of his base salary for the period through December 31, 2008, or through the date which is twelve months from the date of termination, whichever period is longer, at the rate in effect on the date of termination, discounted at the interest rate payable on one year Treasury Bills in effect on the day that is 30 business days prior to the date of termination. In addition, Mr. Schlosberg is entitled to continuation of all benefit plans and automobile benefits for the period from the date of termination to December 31, 2008, or through the date which is twelve months from the date of termination, whichever period is longer.  Also, in the case of termination without cause, Mr. Schlosberg is entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination.  In addition, under Mr. Schlosberg’s stock option agreements, if Mr. Schlosberg’s employment is terminated by us without cause or by Mr. Schlosberg for good reason, all stock option awards shall immediately become exercisable in their entirety.

(d)         Under Mr. Schlosberg’s stock option agreements, upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may with the consent of Mr. Schlosberg, be purchased by us for cash at a price equal to the fair market value less the purchase price payable by Mr. Schlosberg to exercise the options for one (1) share of our Common Stock multiplied by the number of shares of Common Stock which Mr. Schlosberg has the option to purchase.

Mark J. Hall

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	—	—	—	45,000	—
Vacation	20,770	20,770	20,770	20,770	—
Benefit Plans	—	—	—	1,790	—
Automobile	—	—	—	—	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	—	2,447,002
Total	20,770	20,770	20,770	67,560	2,447,002

(a)                                 Under our general employment practices, upon termination due to death or disability, Mr. Hall, or his legal representative, is entitled to payment for accrued vacation.

(b)                                Under Mr. Hall’s employment offer letter dated January 21, 1997 and our general employment practices, upon termination by us for cause or voluntary termination by Mr. Hall, Mr. Hall is entitled to payment for accrued vacation.

(c)                                 Under Mr. Hall’s employment offer letter dated January 21, 1997, upon termination by us without cause, Mr. Hall is entitled to two months severance pay and the continuation of medical and dental benefit coverage for both himself and his family for a period of two months.  In addition, under our general employment practices, Mr. Hall is entitled to payment for accrued vacation.

(d)                                Under Mr. Hall’s stock option agreements (exclusive of the stock option agreement dated July 12, 2002), upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may, with the consent of Mr. Hall, be purchased by us for cash at a price equal to the fair market value less the purchase price payable by Mr. Hall to exercise the options for one (1) share of our Common Stock multiplied by the number of shares of Common Stock which Mr. Hall has the option to purchase. Under Mr. Hall’s stock option agreement dated July 12, 2002, our Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable shall immediately become exercisable and that any option not exercised prior to such change in control shall be canceled.

Kirk S. Blower

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)
Base Salary	—	—	—	—	—
Vacation	5,437	5,437	5,437	5,437	—
Benefit Plans	—	—	—	—	—
Automobile	—	—	—	—	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	—	—
Total	5,437	5,437	5,437	5,437	—

On January 18, 2008, Kirk S. Blower retired from his position with the Company as its Senior Vice President Warehouse Division and was subsequently hired on a commission/hourly basis on January 28, 2008.

(a)                                 Under our general employment practices, upon termination due to death or disability, Mr. Blower or his legal representative, is entitled to payment for accrued vacation.

(b)                                Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Blower, Mr. Blower is entitled to payment for accrued vacation.

(c)                                 Under our general employment practices, upon termination by us without cause, Mr. Blower is entitled to payment for accrued vacation.

Thomas J. Kelly

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	—	—	—	—	—
Vacation	11,933	11,933	11,933	11,933	—
Benefit Plans	—	—	—	—	—
Automobile	—	—	—	—	—
Perquisites and other personal benefits	—	—	—	—	—
Acceleration of stock option awards	—	—	—	—	—
Total	11,933	11,933	11,933	11,933	—

(a)                                 Under our general employment practices, upon termination due to death or disability, Mr. Kelly or his legal representative, is entitled to payment for accrued vacation.

(b)                                Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Kelly, Mr. Kelly is entitled to payment for accrued vacation.

(c)                                 Under our general employment practices, upon termination by us without cause, Mr. Kelly is entitled to payment for accrued vacation.

(d)                                Under Mr. Kelly’s stock option agreements our Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable shall immediately become exercisable and that any option not exercised prior to such change in control shall be canceled. Under the Amendment to Conditions of Employment of Mr. Kelly dated December 7, 1999, if, following a change in control, Mr. Kelly’s employment with us is terminated by us other than for cause or in the event that Mr. Kelly resigns under circumstances which constitute constructive dismissal by us of Mr. Kelly, then Mr. Kelly shall be entitled to receive severance pay from us as follows: If termination occurs within the first six (6)months after the change in control occurs, Mr. Kelly shall be entitled to six (6) months severance pay in the amount of $85,000; if termination occurs between six (6) and twelve (12) months after the change in control occurs, Mr. Kelly shall be entitled to five (5) months severance pay in the amount of $70,833; if termination occurs between twelve (12) and eighteen (18) months after the change in control occurs, Mr. Kelly shall be entitled to four (4) months severance pay in the amount of $56,666 and if the termination occurs between eighteen and twenty-four (24) months after the change in control occurs, Mr. Kelly shall be entitled to three (3) months severance pay in the amount of $42,500.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our outside directors during the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Benjamin M. Polk	—	—	60,555	—	—	—	60,555
Norman C. Epstein	32,000	—	60,555	—	—	—	92,555
Sydney Selati	28,750	—	51,376	—	—	—	80,126
Harold C. Taber	27,500	—	60,555	—	—	—	88,055
Mark S. Vidergauz	21,500	—	60,555	—	—	—	82,055

(1)         The outside directors held the following numbers of outstanding stock options as of December 31, 2007; Benjamin M. Polk, 9,600; Norman C. Epstein, 19,200; Sydney Selati, 32,000; Harold C, Taber, 19,200; and Mark S. Vidergauz, 9,600.

During the year ended December 31, 2007 no options awards were granted to our outside directors.

In 2007 outside directors were entitled to an annual fee of $15,000 plus $1,500 for each meeting of the Board attended. Outside directors were also entitled to $500 for each Board meeting attended by telephone.  Outside directors were entitled to $1,000 for each Audit Committee meeting attended in person and $500 for each Audit Committee meeting attended by telephone. The Audit Committee chairman earns an additional annual fee of $5,000.  Outside directors were entitled to $500 for each Compensation Committee meeting attended in person and $250 for each Compensation Committee meeting attended by telephone.  Outside directors were entitled to $500 for each Nominating Committee meeting attended in person and $250 for each Nominating Committee meeting attended by telephone. Outside directors were entitled to $500 for each Special Committee meeting attended in person and $250 for each Special Committee meeting attended by telephone.

Employee Stock Option Plans

The Company has a stock option plan (the “Plan”) that provided for the grant of options to purchase up to 24,000,000 shares of the Common Stock of the Company to certain key employees of the Company and its subsidiaries.  Options granted under the Plan may either be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options.  Such options are exercisable at fair market value on the date of grant for a period of up to ten years.  Under the Plan, shares subject to options may be purchased for cash, or for shares of Common Stock valued at fair market value on the date of purchase.  Under the Plan, no additional options may be granted after July 1, 2001.

During 2001, the Company adopted the Hansen Natural Corporation Amended and Restated 2001 Stock Option Plan (the “2001 Option Plan”).  The 2001 Option Plan provides for the grant of options to purchase up to 22,000,000 shares of the Common Stock of the Company to certain key employees or non-employees of the Company and its subsidiaries.  Options granted under the 2001 Option Plan may be incentive stock options under Section 422 of the Internal Revenue Code, as amended (the “Code”), nonqualified stock options, or stock appreciation rights.  On September 18, 2007, the Board adopted the Hansen Natural Corporation Amended and Restated Stock Option Plan (the “2001 Amended Option Plan”), which was approved by our stockholders on November 9, 2007. The 2001 Amended Option Plan provides, among other items, that stock options may be granted to Consultants (as such term is defined in the Amended Plan) as well as to employees.

The Plan and the 2001 Option Plan are administered by the Compensation Committee of the Board of Directors of the Company, comprised of directors who satisfy the “non-employee” director requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the “outside director” provision of Section 162(m) of the Code.  Grants under the Plan and the 2001 Amended Option Plan are made pursuant to individual agreements between the Company and each grantee that specifies the terms of the grant, including the exercise price, exercise period, vesting and other terms thereof.

Outside Directors Stock Option Plans

The Company had an option plan for its outside directors (the “Directors Plan”) that provided for the grant of options to purchase up to an aggregate of 800,000 shares of Common Stock of the Company to directors of the Company who are not and have not been employed by or acted as consultants to the Company and its subsidiaries or affiliates and who are not and have not been nominated to the Board of Directors of the Company pursuant to a contractual arrangement. Under the Directors Plan, no additional options could be granted after November 30, 2004.

During 2005, the Company adopted the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors (“2005 Directors Plan”) that provides for the grant of options to purchase up to an aggregate of 800,000 shares of Common Stock of the Company to non-employee directors of the Company.  On the date of the annual meeting of stockholders at which an eligible director is initially elected, each eligible director is entitled to receive a one-time grant of an option to purchase 24,000 shares of the Company’s Common Stock exercisable at the closing price for a share of Common Stock on the date of grant.  Additionally, on the fifth anniversary of the election of eligible directors elected or appointed to the Board, and each fifth anniversary thereafter, each eligible director shall receive an additional grant of an option to purchase 19,200 shares of the Company’s Common Stock.  Options become exercisable in four equal installments, with the grant immediately vested with respect to 25% of the grant and the remaining installments vesting on the three successive anniversaries of the date of grant; provided that all options held by an eligible director become fully and immediately exercisable upon a change in control of the Company.  Options granted under the 2005 Directors Plan that are not exercised generally expire ten years after the date of grant.  Option grants may be made under the 2005 Directors Plan for ten years from the effective date of the Directors Plan.  The Directors Plan is a “formula plan” so that a non-employee director’s participation in the Directors Plan does not affect his status as a “disinterested person” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934).  Four eligible directors were initially granted options to purchase 19,200 shares of the Company’s Common Stock pursuant to the 2005 Directors Plan, (see “Principal Stockholders and Security Ownership of Management”).

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2007 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders	9,461,750	$7.91	6,815,700

Equity compensation plans not approved by stockholders	—	—	—

Total	9,461,750	$7.91	6,815,700

As of March 17, 2008, 6,851,700 shares were available for grant under equity compensation plans.

Certain Relationships and Related Transactions and Director Independence

The Board has determined that Messrs. Epstein, Taber, Selati and Vidergauz are independent directors under applicable NASDAQ Marketplace Rules and SEC rules.

Each director and nominee for election as director delivers to the company annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and the company participates, and in which the director or nominee, or such family member, has a material interest.

The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions. The Audit Committee’s policies and procedures for related party transactions are not in writing, but the proceedings are documented in the minutes of the Audit Committee meetings.  The Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate. No director shall participate in any discussion or approval of a transaction for which he is a related party, except that this director shall provide all material information concerning the transaction to the Audit Committee.

Benjamin M. Polk is a partner in Schulte Roth & Zabel LLP, a law firm that we have retained since May 2004, and was previously a partner with Winston & Strawn LLP, a law firm (together with its predecessors) that had been retained by the Company since 1992.  Expenses incurred in connection with services rendered by the firm to the Company during the year ended December 31, 2007 were $5.5 million.

Rodney C. Sacks is currently acting as the sole Trustee of a trust formed pursuant to an Agreement of Trust dated July 27, 1992 for the purpose of holding the Hansen’s ® trademark.  We and HBC have agreed to indemnify Mr. Sacks and hold him harmless from any claims, loss or liability arising out of his acting as Trustee.

During 2007, we purchased promotional items from IFM Group, Inc. (“IFM”).  Rodney C. Sacks, together with members of his family, own approximately 27% of the issued shares in IFM.  Hilton H. Schlosberg, together with members of his family, own approximately 58% of the issued shares in IFM.  Expenses incurred with such company in connection with promotional materials purchased during the year ended December 31, 2007 were $0.8 million.  We continue to purchase promotional items from IFM Group, Inc. in 2008.

The preceding descriptions of agreements are qualified in their entirety by reference to such agreements, which have been filed as exhibits to the Company’s reports, as applicable.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.hansens.com.  The Board of Directors has determined that the members of the Audit Committee are “independent,” as defined in the NASDAQ Marketplace Rules and SEC rules relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

Report of the Audit Committee

The Audit Committee consists of three independent directors (as independence is defined by NASD Rule 4200(a) (15)). Our Board of Directors has determined that Mr. Epstein is (1) an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and (2) independent as defined by the NASDAQ Marketplace Rules and Section 10A(m)(3) of the Exchange Act. The Audit Committee appoints, determines funding for, oversees and evaluates the auditor with respect to accounting, internal controls and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the auditors, and the auditor’s fees for all audit and non-audit services provided by the auditor and determines whether the provision of non-audit services is compatible with maintaining the independence of the auditor. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provide them with financial sophistication.

Duties and Responsibilities

The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;
•	the Company’s systems of internal controls regarding finance and accounting as established by management;
•	the independent auditor’s qualifications and independence;
•	the performance by the Company’s independent auditors;
•	the Company’s auditing, accounting and financial reporting processes generally; and
•	compliance with the Company’s ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent auditors, financial management and all employees.

In connection with these responsibilities, the Audit Committee met with management and Deloitte and Touche LLP, the Company’s independent auditors, to review and discuss the Company’s audited financial statements. The Audit Committee also discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards), as may be modified or supplemented. The Audit Committee also received from Deloitte and Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with Deloitte and Touche LLP its independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee
Norman C. Epstein, Chairman
Harold C. Taber, Jr.
Sydney Selati

Principal Accounting Firm Fees

Accounting Fees

Aggregate fees billed and unbilled to the Company for service provided for the years ended December 31, 2007, and 2006 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”):

	Year ended December 31,
	2007	2006
Audit Fees	$823,640	$1,250,274
Audit Related Fees[1]	1,500	13,884
Tax Fees[2]	264,193	1,500
Total Fees[3]	$1,089,333	$1,265,658

1 Audit related fees consisted of fees for consultations regarding reporting matters under regulations of the Securities and Exchange Commission.

2 Tax fees consisted of fees for tax consultation services including advisory services for state tax analysis and tax audit assistance.

3 For years ended December 31, 2007 and 2006, all of the services performed by Deloitte & Touche have been pre-approved by the Audit Committee.

The Audit Committee has considered whether Deloitte & Touche’s provision of the non-audit services covered above is compatible with maintaining Deloitte & Touche’s independence and has determined that it is.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when necessary due to timing considerations.  Any services approved by the Chairman must be reported to the full Audit Committee at its next scheduled meeting.  The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policies, and the fees for the services performed to date.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for reviewing, developing and recommending to the Board the appropriate management compensation policies, programs and levels and reviews the performance of the Chief Executive Officer, President and other senior executive officers periodically in relation to these objectives.

The Compensation Committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of the Company.  The Compensation Committee has access, at the Company’s expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations.  The Compensation Committee believes that the compensation policies and programs as outlined above in `Compensation Discussion and Analysis` ensure that levels of executive compensation fairly reflect the performance of the Company, thereby serving the best interests of its stockholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Company’s Compensation Committee is comprised of Mr. Epstein, Mr. Selati and Mr. Vidergauz.  No interlocking relationships exist between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Compensation Committee
Norman C. Epstein, Chairman
Sydney Selati
Mark S. Vidergauz

NOMINATING COMMITTEE

The Nominating Committee assists the Board in fulfilling its responsibilities by establishing, and submitting to the Board for approval, criteria for the selection of new directors; identifying and approving individuals qualified to serve as members of the Board; selecting director nominees for our annual meetings of stockholders; evaluating the performance of the Board; reviewing and recommending to the Board any appropriate changes to the committees of the Board; and developing and recommending to the Board corporate governance guidelines and oversight with respect to corporate governance and ethical conduct.

The Nominating Committee has a policy regarding the consideration of any director candidates recommended by stockholders. Suggestions for candidates to the Board may be made in writing and mailed to the Nominating Committee, c/o Office of the Corporate Secretary, Hansen Natural Corporation, 550 Monica Circle, Suite 201, Corona, CA 92880.  Nominations must be submitted in a manner consistent with our bylaws.  We will furnish a copy of the bylaws to any person, without charge, upon written request directed to the Office of the Corporate Secretary at our principal executive offices.  Each candidate suggestion made by a stockholder must include the following:

•                  the candidate’s name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the Board;

•                  all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

•                  a written consent of the candidate to being named in a Company proxy statement as a nominee and to serving as a director, if elected; and

•                  a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

Our Nominating Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate.  Among other things, the Nominating Committee will consider the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to the Board and its committees.  See “Deadline for Receipt of Stockholder Proposals” for information regarding nominations of director candidates by stockholders for the 2008 Annual Meeting of Stockholders.

Nominating Committee
Norman C. Epstein
Harold C. Taber, Jr.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold.  You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

COMMUNICATING WITH THE BOARD

Stockholders, Employees and others interested in communicating with the Chairman and CEO, should write to the address below:

Rodney C. Sacks, Chairman and CEO

Hansen Natural Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

Those interested in communicating directly with the Board, any of the committees of the Board, the outside directors as a group or individually should write to the address below:

Office of the Corporate Secretary

Hansen Natural Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

FORM 10-K AND OTHER DOCUMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, is available over the Internet at the SEC’s website, www.sec.gov, or on our website at www.hansens.com.  The Annual Report on Form 10-K is also available without charge to any stockholder upon request to:

Hansen Natural Corporation

550 Monica Circle, Suite 201

Corona, CA 92880

 (951) 739-6200   *   (800) HANSENS

Additionally, charters for certain of the committees of the Board of Directors as well as the Company’s Code of Business Conduct and Ethics are available on our website.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the captions “Compensation Committee Report,” and “Report of the Audit Committee” shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 25, 2008	/s/ Rodney C. Sacks
RODNEY C. SACKS
Chairman of the Board of Directors

0

PROXY FOR

HANSEN NATURAL CORPORATION

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hansen Natural Corporation (the“Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2008, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 5, 2008, at 3:00 p.m. local time, at the Ayres Suites Corona West, located at 1900 W. Frontage  Road, Corona, California 92882 and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof if then and there personally present, on the matters set forth in the Notice of Annual Meeting of Stockholders and proxy statement.  In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Annual Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

14475

PROXY FOR

ANNUAL MEETING OF STOCKHOLDERS OF

HANSEN NATURAL CORPORATION

June 5, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20730000000000000000 5	060508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal to elect seven Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐ Rodney C. Sacks
☐ Hilton H. Schlosberg
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Norman C. Epstein ☐ Benjamin M. Polk
☐ Sydney Selati
☐	FOR ALL EXCEPT	☐ Harold C. Taber, Jr.
	(See instructions below)	☐ Mark S. Vidergauz

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:☒

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The shares represented in this proxy card will be voted as directed above.

IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY FOR

ANNUAL MEETING OF STOCKHOLDERS OF

HANSEN NATURAL CORPORATION

June 5, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730000000000000000 5	060508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal to elect seven Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐ Rodney C. Sacks
☐ Hilton H. Schlosberg
☐	WITHHOLD AUTHORITY	☐ Norman C. Epstein
	FOR ALL NOMINEES	☐ Benjamin M. Polk
☐ Sydney Selati
☐	FOR ALL EXCEPT	☐ Harold C. Taber, Jr.
	(See instructions below)	☐ Mark S. Vidergauz

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:☒

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The shares represented in this proxy card will be voted as directed above.

IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.